Exhibit 99.1

Contact:	Richard S. Lindahl
	Chief Financial Officer	1919 North Lynn Street
	(571) 303-4080	Arlington, Virginia 22209
	heroldl@executiveboard.com	www.executiveboard.com
THE CORPORATE EXECUTIVE BOARD REPORTS SECOND-QUARTER RESULTS
AND REAFFIRMS 2009 GUIDANCE
ARLINGTON, VA — (August 3, 2009) — The Corporate Executive Board Company (“CEB” or the “Company”) (NASDAQ: EXBD) today announces financial results for the second quarter and six months ended June 30, 2009. Revenues decreased 21.6% to $110.7 million for the second quarter of 2009 from $141.2 million for the second quarter of 2008. Net income for the second quarter of 2009 was $4.9 million, or $0.14 per diluted share, compared to $15.8 million, or $0.46 per diluted share, for the same period of 2008. Included in net income for the second quarter of 2009 are pre-tax charges of $11.5 million primarily for non-cash costs associated with exit activities and $4.2 million of restructuring costs primarily resulting from a voluntary separation program. Excluding the effects, net of tax, of costs associated with exit activities and restructuring costs, adjusted net income was $14.4 million and non-GAAP diluted earnings per share was $0.41 for the second quarter of 2009.
For the first six months of 2009, revenues were $228.1 million, an 18.3% decrease from $279.2 million for the first six months of 2008. Net income for the first six months of 2009 decreased to $18.0 million from $30.6 million for the same period in 2008. Diluted earnings per share for the first six months of 2009 was $0.53, a decrease from $0.89 for the same period in 2008. Excluding the effects, net of tax, of costs associated with exit activities and restructuring costs, adjusted net income was $28.0 million and non-GAAP diluted earnings per share was $0.82 for the first six months of 2009.
Costs associated with exit activities of $11.5 million primarily relate to the write-off of leasehold improvements and furniture, fixtures and equipment at the Company’s headquarters in Arlington, Virginia. In June 2009, the Company entered into a sublease agreement for a portion of its headquarters. The Company expects these exit activities will reduce rent expense by approximately $4.0 million for the six months ended December 31, 2009 and approximately $9.0 million in 2010.
Contract Value decreased in the second quarter of 2009 by 24.1% compared with the same period in 2008 due to reduced memberships from some large corporate members, decreased new sales due to macro-economic conditions, and expected contract value losses from programs that the Company is consolidating across 2009. The average cross-sell ratio was 2.78, reflecting cross-sell ratios of 3.23 in the Company’s large corporate market and 1.62 for middle market customers.
The Finance and Strategy Practice launched a new membership program, the Government Finance Roundtable (“GFR”). Offering a canon of resources from the Company’s corporate finance programs, GFR delivers government-specific practices and networking opportunities to finance leaders operating in complex environments. The group targets innovative and leading-edge strategies to develop agile and high performing government finance organizations.

Thomas Monahan, Chief Executive Officer, commented “During the second quarter we executed the important tasks of transitioning to a new account management model and migrating to a new technology platform. Our results reflect ongoing difficulty in the overall selling environment as well as some temporary disruption while we completed these changes. Nevertheless, we were encouraged by late-quarter momentum as the new model took hold, as well as by continued returns from our focused cost management.”
OUTLOOK FOR 2009
The Company is reaffirming its 2009 guidance of revenues ranging from $410- $450 million, non-GAAP diluted earnings per share of $0.90 to $1.40, depreciation and amortization expense of $23.5-$24.5 million and Adjusted EBITDA margin of between 18.5% and 23.0%.
NON-GAAP FINANCIAL MEASURES
This press release and the accompanying tables include a discussion of EBITDA, Adjusted EBITDA, Adjusted net income, and Non-GAAP diluted earnings per share, which are non-GAAP financial measures provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “EBITDA” refers to a financial measure that CEB defines as earnings before interest income, net, income taxes, and depreciation and amortization. The term “Adjusted EBITDA” refers to a financial measure that CEB defines as earnings before interest income, net, income taxes, depreciation and amortization, costs associated with exit activities and restructuring costs. The term “Adjusted net income” refers to net income excluding the net of tax effect of costs associated with exit activities and restructuring costs. “Non-GAAP diluted earnings per share” refers to net income excluding the per share effect, net of tax, of costs associated with exit activities and restructuring costs.
These non-GAAP measures may be considered in addition to results prepared in accordance with GAAP, but they should not be considered a substitute for, or superior to, GAAP results. CEB intends to continue to provide these non-GAAP financial measures as part of the Company’s future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in CEB’s financial reporting. A reconciliation of these non-GAAP measures to GAAP results is provided below.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Net income	$4,946	$15,811	$18,018	$30,641
Interest income, net	(475)	(1,082)	(1,073)	(2,698)
Depreciation and amortization	6,263	5,183	12,236	10,745
Provision for income taxes	3,297	10,540	12,015	20,427

EBITDA	$14,031	$30,452	$41,196	$59,115
Costs associated with exit activities	11,518	—	11,518	—
Restructuring costs	4,244	—	5,188	—

Adjusted EBITDA	$29,793	$30,452	$57,902	$59,115

	Three Months Ended		Six Months Ended
	June, 30,		June 30,
	2009	2008	2009	2008
Net income	$4,946	$15,811	$18,018	$30,641
Costs associated with exit activities, net of tax	6,911	—	6,911	—
Restructuring costs, net of tax	2,546	—	3,113	—

Adjusted net income	$14,403	$15,811	$28,042	$30,641

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
GAAP earnings per diluted share	$0.14	$0.46	$0.53	$0.89
Adjustments, net of tax:
Costs associated with exit activities	0.20	—	0.20	—
Restructuring costs	0.07	—	0.09	—

Non-GAAP earnings per diluted share	$0.41	$0.46	$0.82	$0.89

With respect to the Company’s guidance for 2009, reconciliations of non-GAAP diluted earnings per share to GAAP diluted earnings per share, Adjusted net income to net income and Adjusted EBITDA to net income as projected for the year ending December 31, 2009 are not provided because CEB cannot, without unreasonable effort, determine the components of GAAP diluted earnings per share and net income to provide reconciliations to non-GAAP diluted earnings per share and Adjusted EBITDA for its 2009 fiscal year with certainty at this time.
CEB believes that EBITDA, Adjusted EBITDA, Adjusted net income and Non-GAAP diluted earnings per share are relevant and useful supplemental information for the Company’s investors. CEB uses these non-GAAP financial measures for internal budgeting and other managerial purposes, when publicly providing the Company’s business outlook and as a measurement for potential acquisitions. A limitation associated with EBITDA and Adjusted EBITDA is that they do not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in CEB’s business. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures. Management compensates for these limitations by also relying on the comparable GAAP financial measure of income from operations, which includes depreciation and amortization.
FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements using words such as estimates, expects, anticipates, projects, plans, intends, believes, forecasts and variations of such words or similar expressions are intended to identify forward-looking statements. You are hereby cautioned that these statements are based upon our expectations at the time we make them and may be affected by important factors including, among others, the factors set forth below and in our filings with the U.S. Securities and Exchange Commission, and consequently, actual operations and results may differ materially from the results discussed in the forward-looking statements. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. Factors that could cause actual results to differ materially from those indicated by forward-looking statements include, among others, our dependence on renewals of our membership-based services, the sale of additional programs to existing members and our ability to attract new members, our potential failure to adapt to member needs and demands, our potential inability to attract and retain a significant number of highly skilled employees, risks associated with the results of restructuring plans, fluctuations in operating results, our potential inability to protect our intellectual property rights, our potential exposure to loss of revenue resulting from our unconditional service guarantee, exposure to litigation related to our content, various factors that could affect our estimated income tax rate or our ability to use our existing deferred tax assets, changes in estimates or assumptions used to prepare our financial statements, our potential inability to make, integrate and maintain acquisitions and investments, and the amount and timing of the benefits expected from acquisitions and investments, our potential inability to effectively anticipate, plan for and respond to changing economic and financial markets conditions, especially during the current turmoil in the worldwide economy and possible volatility of our stock price. These and other factors are discussed more fully in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our filings with the U.S. Securities and Exchange Commission, including, but not limited to, our 2008 Annual Report on Form 10-K/A. The forward-looking statements in this press release are made as of August 3, 2009, and we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

ABOUT THE CORPORATE EXECUTIVE BOARD COMPANY
The Corporate Executive Board Company drives faster, more effective decision-making among the world’s leading executives and business professionals. As the premier, network-based knowledge resource, it provides them with the authoritative and timely decision support needed to excel in their roles, take decisive action and improve company performance. Powered by a member network that spans over 50 countries and represents more than 80% of the world’s Fortune 500 companies, The Corporate Executive Board offers the unique research insights along with an integrated suite of members-only tools and resources that enable the world’s most successful organizations to deliver superior business outcomes. Based in Arlington, Virginia, the Company employs approximately 1,800 professionals in ten offices around the world. For more information, visit www.exbd.com.

THE CORPORATE EXECUTIVE BOARD COMPANY
Financial Highlights
(In thousands, except per share data)
(Unaudited)

	Selected	Three Months Ended		Selected	Six Months Ended
	Percentage	June 30,		Percentage	June 30,
	Changes	2009	2008	Changes	2009	2008
Financial Highlights
(GAAP, as reported):
Revenues	(21.6)%	$110,695	$141,173	(18.3)%	$228,135	$279,196
Net income		$4,946	$15,811		$18,018	$30,641
Basic earnings per share		$0.15	$0.46		$0.53	$0.89
Diluted earnings per share		$0.14	$0.46		$0.53	$0.89
Weighted average shares outstanding:
Basic		34,105	34,046		34,081	34,383
Diluted		34,276	34,170		34,190	34,516

THE CORPORATE EXECUTIVE BOARD COMPANY
Operating Statistic and Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Selected	Three Months Ended		Selected	Six Months Ended
	Percentage	June 30,		Percentage	June 30,
	Changes	2009	2008	Changes	2009	2008

Operating Statistic
Contract Value (1) (at period end)	(24.1)%	$401,594	$528,951

Financial Highlights
Revenues	(21.6)%	$110,695	$141,173	(18.3)%	$228,135	$279,196

Cost and expenses:
Cost of services (2)		37,951	46,391		76,228	92,484
Member relations and marketing (2)		31,729	41,106		66,539	83,446
General and administrative (2)		14,891	23,083		30,627	43,092
Depreciation and amortization		6,263	5,183		12,236	10,745
Costs associated with exit activities		11,518	—		11,518	—
Restructuring costs		4,244	—		5,188	—

Total costs and expenses		106,596	115,763		202,336	229,767

Income from operations		4,099	25,410		25,799	49,429

Other income, net (3)		4,144	941		4,234	1,639

Income before provision for income taxes		8,243	26,351		30,033	51,068
Provision for income taxes		3,297	10,540		12,015	20,427

Net income		$4,946	$15,811		$18,018	$30,641

Basic earnings per share		$0.15	$0.46		$0.53	$0.89
Diluted earnings per share		$0.14	$0.46		$0.53	$0.89

Weighted average shares outstanding
Basic		34,105	34,046		34,081	34,383
Diluted		34,276	34,170		34,190	34,516

Percentages of Revenues
Cost of services		34.3%	32.9%		33.4%	33.1%
Member relations and marketing		28.7%	29.1%		29.2%	29.9%
General and administrative		13.5%	16.4%		13.4%	15.4%
Depreciation and amortization		5.7%	3.7%		5.4%	3.8%
Income from operations		3.7%	18.0%		11.3%	17.7%
EBITDA (4)		12.7%	21.6%		18.1%	21.2%
Adjusted EBITDA (4)		26.9%	21.6%		25.4%	21.2%

(1)	We define “Contract Value” as of the quarter-end as the aggregate annualized revenue attributed to all agreements in effect on such date, without regard to the remaining duration of any such agreement.

(2)	The following amounts relating to share-based compensation are included in the Statements of Operations above for the three months ended June 30, 2009 and 2008, respectively (in millions): Cost of services, $1.1 and $1.8, Member relations and marketing, $0.5 and $0.5 and General and administrative, $0.9 and $1.3. The following amounts relating to share-based compensation are included in the Statements of Operations above for the six months ended June 30, 2009 and 2008, respectively (in millions): Cost of services, $2.6 and $2.7, Member relations and marketing, $0.4 and $0.2 and General and administrative, $3.3 and $3.2.

(3)	Other income for the three months ended June 30, 2009 includes $.5 million of interest income, $2.2 million foreign currency gain, and a $1.4 million increase in the fair value of deferred compensation plan assets. Other income for the three months ended June 30, 2008 includes $1.0 million of interest income offset by a $0.1 million decrease in the fair value of deferred compensation plan assets. Other income for the six months ended June 30, 2009 includes $1.1 million of interest income, $0.8 million increase in the fair value of deferred compensation plan assets, $1.9 million foreign currency gain and $0.4 million of other income. Other income for the six months ended June 30, 2008 includes $2.6 million of interest income offset by a $1.0 million decrease in the fair value of deferred compensation plan assets.

(4)	See “NON-GAAP FINANCIAL MEASURES” for further explanation.

THE CORPORATE EXECUTIVE BOARD COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2009	December 31, 2008
	(Unaudited)
Assets

Current assets:
Cash and cash equivalents	$26,696	$16,214
Marketable securities	19,060	13,545
Membership fees receivable, net	67,519	127,007
Deferred income taxes, net	10,460	12,459
Deferred incentive compensation	9,831	12,621
Prepaid expenses and other current assets	9,407	9,140

Total current assets	142,973	190,986

Deferred income taxes, net	43,315	41,427
Marketable securities	27,611	46,344
Property and equipment, net	94,680	109,133
Goodwill	27,005	26,392
Intangible assets, net	14,732	17,266
Other non-current assets	15,518	14,644

Total assets	$365,834	$446,192

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable and accrued liabilities	$37,694	$66,178
Accrued incentive compensation	13,538	25,145
Deferred revenues	215,909	264,253

Total current liabilities	267,141	355,576

Other liabilities	68,596	68,007

Total liabilities	335,737	423,583

Total stockholders’ equity	30,097	22,609

Total liabilities and stockholders’ equity	$365,834	$446,192

THE CORPORATE EXECUTIVE BOARD COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$18,018	$30,641
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization	12,236	10,745
Deferred income taxes	(2,486)	(134)
Share-based compensation	6,320	6,141
Amortization of marketable securities premiums, net	342	363
Costs associated with exit activities	11,518	—
Changes in operating assets and liabilities:
Membership fees receivable, net	59,488	68,123
Deferred incentive compensation	2,790	2,110
Prepaid expenses and other current assets	(267)	197
Other non-current assets	(874)	185
Accounts payable and accrued liabilities	(27,954)	(13,724)
Accrued incentive compensation	(11,607)	(7,698)
Deferred revenues	(48,344)	(27,801)
Other liabilities	587	1,953

Net cash flows provided by operating activities	19,767	71,101

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment, net	(3,914)	(31,498)
Acquisition of business	(168)	—
Sales and maturities of marketable securities, net	12,805	7,810

Net cash flows provided by (used in) investing activities	8,723	(23,688)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the exercise of common stock options	—	100
Proceeds from the issuance of common stock under the employee stock purchase plan	450	778
Purchase of treasury shares	(81)	(41,804)
Payment of dividends	(18,377)	(30,004)

Net cash flows used in financing activities	(18,008)	(70,930)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	10,482	(23,517)

Cash and cash equivalents, beginning of period	16,214	47,585

Cash and cash equivalents, end of period	$26,696	$24,068